Exhibit 23.3

2451 N. McMullen Booth Road Suite 308 Clearwater, FL 33759 Toll fee: 855-334-0934 Fax: 800-581-1908

We consent to the incorporation by reference in the Registration Statement (Form S-8) of our report dated April 16, 2013 related to the consolidated financial statements pertaining to Medytox Solutions, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2012, filed with the U.S. Securities and Exchange Commission.

DKM Certified Public Accountants
Clearwater, FL
December 20, 2013